[American Medical Alert Corp. Letterhead]


November 5, 1997


Mr. William F. Seegraber, Vice President                    VIA FAX 212 509-5150
Continental Stock Transfer & Trust Company                   HARD COPY TO FOLLOW
2 Broadway
New York, NY  10004

Gentlemen:

Reference is made to that certain Warrant Agreement between American Medical Alert Corp. (the "Company") and Continental Stock Transfer & Trust Company (the "Warrant Agreement"), dated September 23, 1992, with regard to the Common Share Purchase Warrants issued by the Company (the "Warrants").

The Warrant Agreement is hereby amended to provide that the expiration date of the Warrants is extended from December 27, 1997 until December 26, 1998.

                                            Very truly yours,
                                            AMERICAN MEDICAL ALERT CORP.



                                            By: /s/ HOWARD M. SIEGEL
                                               -----------------------
                                                        Howard M. Siegel
                                                        President/CEO

Agreed to:

CONTINENTAL STOCK TRANSFER & TRUST CO.



By: /S/ WILLIAM SEEGRABER
   ------------------------
   William F. Seegraber, Vice President

cc:  Corey Aronin, AMAC
     Parker Chapin Flattau & Klimpl